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                                                                     EXHIBIT 5.1

                            [Venable LLP Letterhead]

                                February 28, 2005

Arden Realty Limited Partnership
220 West Crest Street
Escondido, California  92025

                  Re: Registration Statement on Form S-3

Ladies and Gentlemen:

            We have served as Maryland counsel to Arden Realty, Inc., a Maryland corporation (the "Company"), in its capacity as sole general partner of Arden Realty Limited Partnership, a Maryland limited partnership (the "Partnership"), and to the Partnership, in connection with certain matters of Maryland law arising out of the registration and issuance by the Partnership of $300,000,000 aggregate principal amount of the Partnership's Senior Notes due March 1, 2015 (the "Notes"). The Notes are being issued pursuant to an Underwriting Agreement, dated as of February 23, 2005 (the "Underwriting Agreement"), by and among the Partnership and J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Wells Fargo Securities, LLC and Lazard Freres & Co. LLC. This firm did not participate in the negotiation or drafting of the Underwriting Agreement.

            In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

            1. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

            2. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

            3. The Certificate of Limited Partnership of the Partnership, certified as of a recent date by the SDAT;

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Arden Realy Limited Partnership
February 28, 2005
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            4. The Second Amended and Restated Agreement of Limited Partnership
of the Partnership, as amended (the "Limited Partnership Agreement"), certified as of the date hereof by an officer of the Company;

            5. Resolutions of the Board of Directors of the Company (the "Resolutions"), relating to, among other things, (a) the authorization and approval by the Company, in its capacity as sole general partner of the Partnership, of the registration and issuance by the Partnership of the Notes, upon such terms and conditions as may be established by the Pricing Committee of the Company's Board of Directors (the "Pricing Committee"), (b) the appointment of the Pricing Committee, (c) the authorization of the execution, delivery and performance of the Indenture (as hereinafter defined) by the Partnership and (d) the authorization of the execution, delivery and performance of the Underwriting Agreement by the Partnership, certified as of the date hereof by an officer of the Company;

            6. Resolutions of the Pricing Committee (the "Pricing Committee Resolutions") relating to, among other things, (a) the authorization and approval by the Company, in its capacity as sole general partner of the Partnership, of the Notes, and (b) the terms and conditions of the Notes, certified as of the date hereof by an officer of the Company;

            7. A certificate of the SDAT as to the good standing of the Partnership, dated as of a recent date;

            8. The Registration Statement on Form S-3 (Registration No. 333-122055), and all amendments thereto (the "Registration Statement"), filed by the Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the prospectus included therein, dated February 9, 2005 (the "Base Prospectus"), and the prospectus supplement, dated February 23, 2005 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), in the form in which it was transmitted to the Commission for filing under the 1933 Act;

            9. A copy of the executed Underwriting Agreement, certified as of the date hereof by an officer of the Company;

            10. A copy of the executed Indenture, dated as of March 14, 2000 (the "Indenture"), between the Partnership and The Bank of New York, a national banking association, as Trustee, certified as of the date hereof by an officer of the Company;

            11. A copy of the executed global certificate (the "Global Certificate"), evidencing the aggregate principal amount of the Notes, certified as of the date hereof by an

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Arden Realy Limited Partnership
February 28, 2005
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officer of the Company;

            12. A copy of the Officer's Certificate pursuant to Sections 301 and 303 of the Indenture, as executed and delivered, certified as of the date hereof by an officer of the Company;

            13. A copy of the Funding Notice (as defined in the Limited Partnership Agreement), as delivered to the Specified Limited Partner (as defined in the Limited Partnership Agreement) in accordance with Section 4.3 of the Limited Partnership Agreement, certified as of the date hereof by an officer of the Company;

            14. The Partnership's Current Report on Form 8-K, filed with the Commission on February 28, 2005 (the "8-K");

            15. A certificate executed by an officer of the Company, dated as of the date hereof; and

            16. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

            In expressing the opinion set forth below, we have assumed the following:

            1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

            2. Each individual executing any of the Documents on behalf of a party (other than the Company and the Partnership) is duly authorized to do so.

            3. Each of the parties (other than the Company and the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

            4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or

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Arden Realy Limited Partnership
February 28, 2005
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relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

            Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

            1. The Partnership is a limited partnership, duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing to transact business.

            2. The Notes have been duly authorized by all necessary partnership action on the part of the Partnership, and the Global Certificate evidencing the Notes has been duly executed by the Partnership and, when duly authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor specified in the Underwriting Agreement and the Pricing Committee Resolutions, the Notes will be duly and validly issued by the Partnership.

            The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

            We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

            This opinion is being furnished to you for your submission to the Commission as an exhibit to the 8-K and incorporation by reference into the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Latham & Watkins LLP, counsel to the Company and the Partnership, in connection with its opinion of even date herewith) without, in each instance, our prior written consent.

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Arden Realy Limited Partnership
February 28, 2005
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            We hereby consent to the filing of this opinion as an exhibit to the
8-K and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                     Very truly yours,

                                                     Venable LLP